                                                                     EXHIBIT k.5


                 NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Auction Agent

                                   ----------

                             BROKER-DEALER AGREEMENT

                            dated as of _____ , 2003

                                   Relating to

                            Auction Preferred Shares

                             Series A, B, C, D and E

                                       of

                 NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II

                                   ----------

                                 [BROKER-DEALER]

                             BROKER-DEALER AGREEMENT

     This Broker-Dealer Agreement dated as of ___________________________ , 2003 is between Deutsche Bank Trust Company Americas, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of Nicholas-Applegate Convertible & Income Fund II (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of ____________ , 2003 between the Fund and the Auction Agent (the "Auction Agency Agreement")) and ___________________________(together with its successors and assigns, "BD").

     The Fund proposes to issue an aggregate of _____________ preferred shares, par value $0.00001 per share, liquidation preference $25,000 per share, designated as Auction Preferred Shares, Series A, Auction Preferred Shares, Series B, Auction Preferred Shares, Series C, Auction Preferred Shares, Series D, and Auction Preferred Shares, Series E (the "Preferred Shares"), pursuant to the Fund's Third Amended and Restated Bylaws (as defined below).

     As provided in and subject to the Fund's Third Amended and Restated Bylaws, for each series of Preferred Shares then outstanding, the Applicable Rate for Preferred Shares for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding Preferred Shares on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Trustees of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1.  Terms Defined by Reference to the Third Amended and Restated Bylaws.
           --------------------------------------------------------------------

     Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Third Amended and Restated Bylaws.

     1.2.  Terms Defined Herein.
           ---------------------

     As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

           (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

           (b) "Auction Procedures" shall mean the procedures for conducting Auctions that are set forth in Section 11.10 of the Third Amended and Restated Bylaws.

           (c) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent assigned to its Corporate Trust & Agency Services and designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

           (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

           (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

           (f) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

           (g) "Third Amended and Restated Bylaws" shall mean the Third Amended and Restated Bylaws of the Fund in effect at the time the Registration Statement relating to the Preferred Shares is declared effective by the Securities and Exchange Commission, specifying the powers, preferences and rights of the Preferred Shares.

     1.3.  Rules of Construction.
           ----------------------

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

           (a) Words importing the singular number shall include the plural number and vice versa.

           (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

           (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

           (d) All references herein to a particular time of day shall be to New York City time.

           (e)  Sections I and III hereof shall be read in conjunction with
Section 11.10 of Article 11 of the Third Amended and Restated Bylaws and in the event of any conflict with Section 11.10 of Article 11 of the Third Amended and Restated Bylaws, then Section 11.10 of Article 11 of the Third Amended and Restated Bylaws shall take precedence.

II.  NOTIFICATION OF DIVIDEND.

     The provisions contained in Section 11.2(c)(iii) of the Third Amended and Restated Bylaws concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

     3.1.  Purpose; Incorporation by Reference of Auction Procedures and
           -------------------------------------------------------------
Settlement Procedures.
----------------------

           (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Preferred Shares, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

           (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

           (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 11.1(a) of the Third Amended and Restated Bylaws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

           (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

     3.2.  Preparation for Each Auction.
           -----------------------------

           (a) Not later than 9:30 a.m. on each Auction Date for the Preferred Shares, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

           (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in paragraph
(a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 a.m. on the new Auction Date or 9:15 a.m. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are Beneficial Owners of Preferred Shares of such change in the Auction Date.

           (c) The Auction Agent from time to time may, but shall not be required to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

     3.3.  Auction Schedule; Method of Submission of Orders.
           -------------------------------------------------

           (a) The Fund and the Auction Agent shall normally conduct Auctions weekly (usually Monday for Series A, Tuesday for Series B, Wednesday for Series C, Thursday for Series D and Friday for Series E) in accordance with the schedule set forth below.

Time                                    Event
--------------------------              ----------------------------------------
By 9:30 a.m.                            Auction Agent shall advise the Fund and
                                        the Broker-Dealers of the Reference Rate and the Maximum Rate as set forth in
                                        Section 3.2(a) hereof.

9:30 a.m. - 1:00 p.m.                   Auction Agent shall assemble information
                                        communicated to it by Broker-Dealers as
                                        provided in Section 11.10(c) of the
                                        Third Amended and Restated Bylaws.
                                        Submission Deadline is 1:00 p.m.

Not earlier than 1:00 p.m.              Auction Agent shall make determinations
                                        pursuant to Section 11.10(d)(i) of the
                                        Third Amended and Restated Bylaws.

By approximately 3:00 p.m.              Auction Agent shall advise the Fund of
                                        the results of the Auction as provided
                                        in Section 11.10(d)(ii) of the Third
                                        Amended and Restated Bylaws.

                                        Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and Preferred Shares will be allocated as provided in Section 11.10(e) of the Third Amended and Restated Bylaws.

                                        Auction Agent shall give notice of the
                                        Auction results as set forth in Section
                                        3.4(a) hereof.

           (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in 11.10(b)(i) of the Third Amended and Restated Bylaws.

           (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

           (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 p.m. on (1) the Business Day preceding the Auction Date (in connection with notice delivered pursuant to clause (i) of the foregoing sentence) or (2) the Business preceding the next Auction Date following the failure of Preferred Shares to be transferred (in connection with notice delivered pursuant to clause (ii) of the foregoing sentence).

     3.4.  Notice of Auction Results.
           --------------------------

           (a) On each Auction Date, the Auction Agent shall notify BD by telephone, facsimile or other electronic means as acceptable to the parties of the Auction results as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

           (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

     If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof.

     3.5.  Service Charge to be Paid to BD.
           --------------------------------

     Not later than 3:00 p.m. on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Fund to BD on the basis of the purchase price of Preferred Shares placed by BD at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a 7-Day Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 365, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of (I) the aggregate number of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (II) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 11.10(b) of the Third Amended and Restated Bylaws) submitted to the Auction Agent by BD plus (III) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 11.10(b) of the Third Amended and Restated Bylaws that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (ii) in the case of any Special Dividend Period, the amount determined by mutual consent of the Fund and BD based upon a selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of such Dividend Period.

IV.  THE AUCTION AGENT.

     4.1.  Duties and Responsibilities.
           ----------------------------

           (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

           (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

           (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement.

     4.2.  Rights of the Auction Agent.
           ----------------------------

           (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Fund or by BD. The Auction Agent may record telephone communications with the Fund or with BD or with both.

           (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

           (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

           (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     4.3.  Auction Agent's Disclaimer.
           ---------------------------

     The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

V.   MISCELLANEOUS.

     5.1.  Termination.
           ------------

     Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is UBS Securities LLC, neither UBS Securities LLC nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably.

     5.2.  Participant in Securities Depository; Payment of Dividends in
           -------------------------------------------------------------
Same-Day Funds.
---------------

           (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

           (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     5.3.  Agent Member.
           -------------

     At the date hereof, BD is a participant of the Securities Depository.

     5.4.  Communications.
           ---------------

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,
addressed to:

                                        Deutsche Bank Trust Company Americas
                                        Corporate Trust & Agency Services
                                        60 Wall Street -- 27th Floor
                                        Mail Stop NYC60-2715
                                        New York, NY 10005
                                        Telephone No.: (212) 250-6645
                                        Telecopier No.: (212) 797-8600

If to the BD,
addressed to:

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        Telecopier Number:______________________
                                        Telephone Number:_______________________

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.5.  Entire Agreement.
           -----------------

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

     5.6.  Benefits.
           ---------

     Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, which is a third-party beneficiary of this Agreement, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7.  Amendment; Waiver.
           ------------------

           (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged and by the Fund.

           (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.8.   Successors and Assigns.
            -----------------------

            (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

     5.9.   Severability.
            -------------

     If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10.  Execution in Counterparts.
            --------------------------

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.11.  Governing Law.
            --------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said state.


                            [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                             DEUTSCHE BANK TRUST
                                             COMPANY AMERICAS


                                             By:
                                                -------------------------------
                                             Name:
                                             Title:

                                             [BROKER-DEALER]


                                             By:
                                                -------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

                              SETTLEMENT PROCEDURES

     Capitalized terms used herein shall have the respective meanings specified in the Third Amended and Restated Bylaws.

     (a) On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's auction processing system the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

          (i)   the Applicable Rate fixed for the next succeeding Dividend
     Period;

          (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of a Beneficial Owner, the number of Preferred Shares, if any, to be sold by such Beneficial Owner;

          (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of Preferred Shares, if any, to be purchased by such Potential Beneficial Owner;

          (v) if the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Preferred Shares and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

          (vi) if the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Preferred Shares and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

          (vii) the Auction Date of the next succeeding Auction with respect to the Preferred Shares.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

          (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

          (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Preferred Shares to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold Preferred Shares of the Applicable Rate for the next succeeding Dividend Period;

          (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

          (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

          (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any Preferred Shares received by it pursuant to
(b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

     (d)  On each Auction Date:

          (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

          (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

          (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

     (e)  On the day after the Auction Date:

          (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in
     (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

          (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

          (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

     (f) If a Beneficial Owner selling Preferred Shares in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of Preferred Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.

                                    EXHIBIT B

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                AUCTION BID FORM

Submit To:                              Issue:
----------                              ------
Deutsche Bank Trust Company Americas    Nicholas-Applegate Convertible & Income
Corporate Trust and Agency Group        Fund II
60 Wall Street, 27th Floor              Auction Preferred Shares, Series
New York, NY 10005                      A, B, C, D and E ("Preferred Shares")
Attention:  Auction Rate Securities
Telecopier No.: (212) 797-6600
Telephone No.: (212) 250-6645


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder: ________________________

                                BENEFICIAL OWNER

Shares now held ___________                  HOLD _____________________________
                                             BID at rate of ___________________
Series ______                                SELL _____________________________

                           POTENTIAL BENEFICIAL OWNER

                                             # of shares ______________________
                                             BID at rate of ___________________

     Notes:

     (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

     (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

     (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

     (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

     (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

NAME OF BROKER-DEALER ________________________________
Authorized Signature _________________________________

                                    EXHIBIT C

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

     Re:  Nicholas-Applegate Convertible & Income Fund II
          Auction Preferred Shares, Series A, B, C, D and E ("Preferred Shares")

We are (check one):

     [ ] the Existing Holder named below;

     [ ] the Broker-Dealer for such Existing Holder; or

     [ ] the Agent Member for such Existing Holder.

     We hereby notify you that such Beneficial Owner has transferred ________ Series ____ Preferred Shares to ____________________________________________.


                                             -------------------------------
                                             (Name of Existing Holder)


                                             -------------------------------
                                             (Name of Broker-Dealer)


                                             -------------------------------
                                             (Name of Agent Member)


By:
   ------------------------
   Printed Name:
   Title:

                                    EXHIBIT D

          (NOTE: TO BE USED ONLY FOR FAILURES TO DELIVER OR TO PAY FOR
                  PREFERRED SHARES SOLD PURSUANT TO AN AUCTION)

                         NOTICE OF A FAILURE TO DELIVER

     We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased ________ Series __ Preferred Shares of Nicholas-Applegate Convertible & Income Fund II in the Auction held on ____________________ from the Seller of such shares.

     We hereby notify you that (check one):

_____the Seller failed to deliver such shares to the Purchaser.

_____the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                             Name:
                                                   ----------------------------
                                                   (Name of Broker-Dealer)


                                             By:
                                                 ------------------------------
                                                 Printed Name:
                                                 Title: